 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2013

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On May 20, 2013, PPL Corporation ("PPL" or the "Company") issued a press release announcing that the U.S. Supreme Court ("Court") had issued a unanimous decision reversing the U.S Court of Appeals for the Third Circuit ("Third Circuit") and holding that the 1997 U.K. Windfall Profits Tax ("Windfall Profits Tax") paid by a U.K. subsidiary of PPL is a creditable tax for U.S. Federal income tax purposes.

As previously reported, in September 2010 the U.S. Tax Court had ruled in PPL's favor in its dispute with the Internal Revenue Service ("IRS") concluding that the Windfall Profits Tax is a creditable tax for U.S. Federal income tax purposes.  In January 2011, the IRS appealed the Tax Court's decision to the Third Circuit, which in December 2011 reversed the Tax Court.  In July 2012, PPL filed a petition for a writ of certiorari seeking the Court's review of the Third Circuit's decision, which was granted in October 2012.

Attached hereto as Exhibit 99.1 is a copy of the Company's May 20, 2013 press release.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
	99.1	- Press Release, dated May 20, 2013, related to the U.S. Supreme Court decision in PPL's U.K. Windfall Profits Tax case.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  May 22, 2013